Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238262, 333-232730, 333-226262, 333-219405, 333-212647, 333-205368, 333-197700, 333-190250, 333-181929, 333-175979, 333-168505, 333-160596, 333-152773, 333-143418, 333-134422, 333-125523, 333-109260, 333-106960, 333-50166 and 333-65421) of Intevac, Inc. of our reports dated February 17, 2021 relating to the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California
February 17, 2021